*FILED OCTOBER 29, 1998
                                                       OREGON SECRETARY OF STATE
[SEAL OF STATE OF OREGON]
Phone:(503) 986-2200
Facsimile (503) 378-4381
                         ARTICLES OF AMENDMENT - Business/Professional/Nonprofit
--------------------------------------------------------------------------------
Secretary of State
Corporation Division
255 Capitol Street NE, Suite 151
Salem, OR  97310-1327

REGISTRY NUMBER:  139508-11
ATTACH ADDITIONAL SHEET IF NECESSARY
PLEASE TYPE OR PRINT LEGIBLY IN BLACK INK

1.   Name of corporation prior to amendment:

                    Timberline Software Corporation
           ---------------------------------------------------------------------

2. State the article number(s) and set forth the article(s) as it is amended to read. (Attach a separate sheet if necessary.)

                  See attachment Appendix A

3.   The amendment was adopted on: April 28, 1998
     (If more than one amendment was adopted, identify the date of adoption of each amendment.)

4.   Check the appropriate statement:

/X/ Shareholder action was required to adopt the amendment(s). The vote was as follows:

     Class or       Number of      Number of      Number of      Number of
    series of        shares         votes          votes          votes
      shares       outstanding    entitled to     cast for      cast against
     be cast

     Common         7,023,453      7,009,340      5,945,448      536,013



/ / Shareholder action was not required to adopt the amendment(s). The amendment(s) was adopted by the board of directors without shareholder action.

/ / The corporation has not issued any shares of stock. Shareholder action was not required to adopt the amendment(s). The amendment(s) was adopted by the incorporators or by the board of directors.

6.   Execution

        Printed Name                  Signature                 Title

        Timberline Software           By: /s/Thomas P. Cox      Secretary
        Corporation                      -----------------

7. CONTACT NAME                                DAYTIME PHONE NUMBER
   Suzanne Tinker                                (503) 802-2096
   ----------------------------------------------------------------

                                                                 FEES
                                                                ------
                                                   Make check for $10 payable to
                                                   "Corporation Division."

                                                   NOTE: Filing fees may be paid
                                                   with VISA or MasterCard.  The
                                                   card  number  and  expiration
                                                   date should be submitted on a
                                                   separate   sheet   for   your
                                                   protection.

                                   APPENDIX A
                         TIMBERLINE SOFTWARE CORPORATION


     Section  4.1  of  Article  4  of  the   Company's   Restated   Articles  of
Incorporation is amended in its entirety to read as follows:

     "4.1 AUTHORIZED CAPITAL. The corporation is authorized to issue one class of stock to be designated "Common Stock." The total number of shares of Common Stock which the corporation shall have authority to issue shall be Twenty Million (20,000,000) shares."

                                                         *FILED IN THE OFFICE OF
                                                   THE SECRETARY OF STATE OF THE
                                                    STATE OF OREGON May 23, 1990
                                                            CORPORATION DIVISION

Submit the original                               THIS SPACE FOR OFFICE USE ONLY
and one true copy
$10.00
                     CORPORATION DIVISION-BUSINESS REGISTRY
                        255 Capitol Street NE, Suite 151
                                 Salem, OR 97310

Registry Number:
   139508-11
---------------

                       RESTATED ARTICLES OF INCORPORATION
                              Business Corporation

                    PLEASE TYPE OR PRINT LEGIBLY IN BLACK INK

1.        Name of the corporation prior to amendment:

            Timberline Software Corporation
          ----------------------------------------------------------------------

2.        New  name of the  corporation  (if  changed):  N/A
                                                       -------------------------

3.        A copy of the  restated articles is attached.

4.        Check the appropriate statement(s):

/ / The restated articles contain amendments which do not require shareholder approval. These amendments were duly adopted by the Board of Directors.

/X/ The restated articles contain amendments which require shareholder approval. The date of adoption of the restated articles was April 24, 1990, which is the date of adoption of amendments included in the restated articles. The vote of the shareholders was as follows:

     Class or       Number of      Number of      Number of      Number of
    series of        shares         votes          votes          votes
      shares       outstanding    entitled to      cast for     cast against
     be cast

     N/A            2,332,860      2,332,860      2,021,531      17,515

Other provisions, if applicable.

           Number of Votes Abstaining = 8,806

Execution: /s/Thomas P. Cox             Thomas P. Cox              Secretary
           ---------------------------------------------------------------------
               Signature                Printed Name                 Title

Person to Contact about this filing: Julie H. Croy             503/223-6113
                                     -------------------------------------------
                                     Name                Daytime phone number

MAKE CHECKS PAYABLE TO THE CORPORATION DIVISION. SUBMIT THE COMPLETED FORM AND FEES TO: CORPORATION DIVISION, 158 12TH STREET NE, SALEM, OREGON 97310-0210. IF YOU HAVE ANY QUESTIONS, PLEASE CALL (503) 378-4166.

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION

                                       OF

                         TIMBERLINE SOFTWARE CORPORATION


                                 ARTICLE 1. NAME

The name of the corporation is Timberline Software Corporation.

                               ARTICLE 2. DURATION

The period of the corporation's duration shall be perpetual.

                         ARTICLE 3. PURPOSES AND POWERS

The purpose for which the corporation is organized is to engage in any business, trade or activity which may be conducted lawfully by a corporation organized under the Oregon Business Corporation Act.

The corporation shall have the authority to engage in any and all such activities as are incidental or conducive to the attainment of the purposes of the corporation and to exercise any and all powers authorized or permitted under any laws that now or hereafter may be applicable or available to the corporation.

                                ARTICLE 4. SHARES

               4.1 AUTHORIZED CAPITAL. The corporation is authorized to issue one class of stock to be designated "Common Stock." The total number of shares of stock which the corporation shall have authority to issue shall be eight million (8,000,000) shares of Common Stock.

               4.2 COMMON STOCK. The holders of shares of the Common Stock shall be entitled to receive dividends out of funds of the corporation legally available therefor, at the rate and at the time or times as may be provided by the Board of Directors. The holders of shares of Common Stock, on the basis of one vote per share, shall have the right to vote for the election of members of the Board of Directors of the corporation and the right to vote on all other matters, except those matters in which a separate class of the corporation's shareholders vote by class or series. The holders of the shares of the Common Stock shall be entitled to receive distributions legally payable to shareholders on the liquidation of the corporation.

                                ARTICLE 5. BYLAWS

The Board of Directors shall have the power to adopt, amend or repeal the Bylaws of the corporation and to adopt new Bylaws, subject to the power of the shareholders to amend or repeal such Bylaws. The shareholders shall also have the power to adopt, amend or repeal the Bylaws of the corporation and to adopt new Bylaws.

                              ARTICLE 6. DIRECTORS

               6.1 NUMBER. The number of Directors of the corporation shall be determined in the manner provided in the Bylaws and may be increased or decreased from time to time in the manner provided therein.

               6.2 VACANCIES. Any vacancy occurring on the Board of Directors may be filled by the affirmative vote of the majority of the remaining Directors, though less than a quorum of the Board of Directors, or by a sole remaining Director. Any directorship to be filled by reason of an increase in the number of Directors of the corporation may be filled by the affirmative vote of a majority of the number of Directors fixed by the Bylaws prior to such increase. Any such directorship not so filled by the Directors shall be filled by election at the next annual meeting of shareholders or at a special meeting of shareholders called for that purpose.

                   ARTICLE 7. LIMITATION OF DIRECTOR LIABILITY

To the full extent that the Oregon Business Corporation Act, as it exists on the date hereof or hereafter may be amended, permits the limitation or elimination of the liability of Directors, a Director of the corporation shall not be liable to the corporation or its shareholders for any monetary damages for conduct as a Director. Any amendment to or repeal of this Article 7 or to the Oregon Business Corporation Act shall not adversely affect any right or protection of a Director of the corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal.

                           ARTICLE 8. INDEMNIFICATION

To the full extent permitted by the Oregon Business Corporation Act, as it exists on the date hereof or hereafter may be amended or be restricted by other applicable law then in effect, the corporation: (i) shall indemnify any person who is made, or threatened to be made, a party to an action, suit, or proceeding, whether civil, criminal, administrative, investigative, or otherwise (including an action, suit or proceeding by or in the right of the corporation), by reason of the fact that the person is or was a director of the corporation, or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the corporation, or serves or served at the request of the corporation as a director, officer, or as a fiduciary of an employee benefit plan of this or another corporation, partnership, joint venture, trust or other enterprise, and (ii) may indemnify any person who is made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative, investigative, or otherwise (including an action, suit or proceeding by or in the right of the corporation), by reason of the fact that the person is or was an officer, employee or agent of the corporation, or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the corporation, or serves or served at the request of the corporation as a director, officer, or as a fiduciary of an employee benefit plan of this or another corporation, partnership, joint venture, trust or other enterprise. This
Article 8 shall not be deemed exclusive of any other provisions for the indemnification of directors, officers, employees, or agents that may be included in any statute, bylaw, agreement, resolution of shareholders or directors or otherwise, both as to action in any official capacity and action in any other capacity while holding office, or while an employee or agent of the corporation.

              AMENDMENT 9. AMENDMENTS TO ARTICLES OF INCORPORATION

The corporation reserves the right to amend or repeal any of the provisions contained in these Articles of Incorporation, in any manner now or hereafter permitted by law, and the rights of the shareholders of the corporation are granted subject to this reservation.

                               ARTICLE 10. NOTICES

The address where the State of Oregon Corporation Division may mail notices to the corporation is:

                            c/o Dale M. Hermann, Esq.
                        421 S.W. Sixth Avenue, Suite 1100
                             Portland, Oregon 97204

The name and telephone number of the person to contact about this filing are:

                                  Julie H. Croy
                                 (503) 223-6113